EXHIBIT 99.2
RATE RELIEF FUNDING AGREEMENT
by and among
EXELON GENERATION COMPANY, LLC
and
COMMONWEALTH EDISON COMPANY
and
THE ATTORNEY GENERAL OF THE STATE OF ILLINOIS
July 24, 2007

RATE RELIEF FUNDING AGREEMENT
          This Rate Relief Funding Agreement (“Agreement”) is dated July 24, 2007, by and among Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Exelon”), Commonwealth Edison Company, an Illinois corporation (“ComEd”), and the Attorney General of the State of Illinois (the “Attorney General”) in exchange for consideration provided herein, the existence and sufficiency of which are acknowledged.
PRELIMINARY STATEMENTS
          Exelon is an owner and operator of facilities that generate electric power, portions of which are sold and delivered, directly or indirectly, to electric utilities in the State of Illinois, including ComEd. Various legislative proposals have been introduced in the Illinois General Assembly that would, among other things, freeze electric rates paid by consumers in Illinois and/or impose a tax or fee on the ownership or operation of electric generation facilities located in Illinois, all of which would have serious effects on ComEd’s customers, on wholesale markets for electric power in Illinois, and on the business of Exelon. In order to avoid the serious effects such proposed legislation would have, ComEd has determined that it is necessary and advisable to establish programs to provide for immediate reduction in electric rates for ComEd’s customers. In order to avoid the detrimental effects such proposed legislation would have on the business of Exelon, Exelon has determined that it is necessary and advisable to provide financial support for arrangements to reduce electric rates for consumers in Illinois.
          Exelon and ComEd are parties to a Letter (as defined below), which contemplates that ComEd will provide rate relief for its customers pursuant to the programs described in Exhibit A attached hereto (the “Programs”). In connection with the arrangements contemplated by the Letter, ComEd desires to commit itself to the programs, which will provide aggregate benefits of $488,000,000 to ComEd customers in 2007, 2008, 2009, and 2010 (collectively, the “Credits”), and Exelon desires to commit itself as provided in this Agreement to reimburse ComEd for $435,000,000 of the aggregate cost incurred by ComEd by reason of the Credits.
AGREEMENT
     The Parties and the Attorney General, intending to be legally bound, agree as follows:
ARTICLE 1
CONSTRUCTION & DEFINITIONS
1.1 CONSTRUCTION
     Any reference in this Agreement to an “Article” or “Section” refers to the corresponding Article or Section of this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms “include” and “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute as in effect on the Effective Date. Any reference to a contract or other document as of a given date means the contract or other document as in effect on the Effective Date.

1.2 DEFINITIONS
     For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section 1.2:
     “Affiliate” means, with respect to a particular Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party, including but not limited to any entity listed on Exhibit B to the Letter. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
     “Agreement” is defined in the introductory sentence hereto.
     “Attorney General” is defined in the introductory sentence hereto.
     “ComEd” is defined in the introductory sentence hereto.
     “Credits” is defined in the Preliminary Statements.
     “Effective Date” means the date as of which all of the following events shall have occurred: the Release and Settlement Agreement referred to in the Letter is executed and delivered by the parties thereto and the Legislation is effective.
     “Exelon” is defined in the introductory sentence hereto.
     “Governing Document” means any charter, articles, bylaws, certificate, statement, or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any contract among all equityholders, partners or members of an entity.
     “Governmental Body” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental body of any nature (including any branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, (f) the Illinois Commerce Commission, or (g) official of any of the foregoing.
     “Law” means any applicable constitution, law, statute, treaty, regulation, ordinance, or code of any Governmental Body in effect from time to time.
     “Legislation” shall mean Senate Bill 1592 (as amended by House Amendment no. 5), as set forth in Legislative Reference Bureau document No. LRB09511114MJR38234a.
     “Legislation Event” shall mean the enactment into law by the Illinois General Assembly before August 1, 2011 of legislation that by its express provisions or by reason of judicial action has the effect of (a) freezing or reducing retail electric rates of any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest; or (b) imposing or authorizing a new tax, special assessment or a fee on the generation of electricity, the ownership or leasehold of a generating unit or the privilege or occupation of such generation or ownership or leasehold of a generating unit by any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest, other than a generally applicable tax, special assessment or fee.

ComEd Funding Agreement

     “Letter” means the Letter, dated July 24, 2007, addressed to Michael Madigan, Speaker of the Illinois House of Representatives, Emil Jones, Jr., President of the Illinois Senate, Tom Cross, House Minority Leader, Frank C. Watson, Senate Minority Leader, and Lisa Madigan, Attorney General of Illinois, signed by representatives of Exelon, ComEd, and other utilities and generators, including various exhibits to the Letter.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any contract with any Governmental Body pertaining to compliance with Law.
     “Party” means Exelon or ComEd and “Parties” means Exelon and ComEd.
     “Person” refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.
     “Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, formal or informal, public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Programs” is defined in the Preliminary Statements.
     “Share” means 89.139%, which is Exelon’s percentage responsibility for Credits.
ARTICLE 2
PROVISION OF CREDITS & REIMBURSEMENT
2.1 PROVISION OF CREDITS
     ComEd will provide the Credits to its customers in accordance with the Programs, subject to receipt of payments Exelon is required to make under this Agreement.
2.2 REIMBURSEMENT
     (a) Reimbursement. In consideration for ComEd providing the Credits, Exelon will, subject to this Section 2.2 and Section 3, reimburse ComEd for Exelon’s Share of the Credits paid or given to its customers in accordance with the Programs; provided, however, that Exelon’s maximum, aggregate liability to ComEd for reimbursement of such Credits will be $435,000,000. On or before the second business day of each calendar month, ComEd will provide Exelon and the Attorney General an estimate of the aggregate Credits issued to ComEd customers during the preceding calendar month and Exelon’s Share of such Credits. At time of delivery of such estimates, ComEd will also advise Exelon and the Attorney General of any adjustments to estimates previously provided to Exelon.
     (b) Payment of Invoices. No later than 90 days after the end of any month in which ComEd provides Credits, ComEd shall submit an invoice to Exelon for amounts equal to Exelon’s Share of the Credits provided by ComEd during such month. If such invoices are submitted electronically, ComEd will provide a separate advice to the Attorney General of the amount of such invoice submitted to Exelon. Each invoice will be due and payable by Exelon to ComEd within 30 calendar days after Exelon’s receipt

ComEd Funding Agreement

of such invoice and will thereafter accrue interest, until paid, at a rate equal to the lesser of 9.0% per annum or the maximum interest rate permitted under applicable law. All payments will be made in U.S. dollars in immediately available funds to an account designated on the invoice by ComEd. Upon receipt of payment of each such invoice, ComEd shall provide advice to the Attorney General that such invoice has been paid and the amount of such payment.
     (c) Other Communications. In addition to the communications required to be given to the Attorney General pursuant to Section 2.2(a) and (b), ComEd and Exelon will provide the Attorney General with contemporaneous copies of other material written communications between ComEd and Exelon relating to invoices, payments, adjustments and credits pursuant to this Agreement and any dispute between ComEd and Exelon relating to the requirements of this Agreement.
2.3 RECORDKEEPING
     ComEd will maintain appropriate records of and supporting documentation for Credits billed for reimbursement to Exelon under this Article 2 and, except to the extent prohibited or restricted by privacy and other applicable laws, will provide Exelon and the Attorney General with such records and documentation with respect to Credits sought to be reimbursed as may be reasonably requested by Exelon or the Attorney General.
2.4 SET-OFF
     Exelon may reduce amounts payable by it to ComEd hereunder by any amount owed by ComEd to Exelon.
ARTICLE 3
TERM
     The term of this Agreement will begin on the Effective Date and will continue until the reimbursement by Exelon to ComEd of an aggregate of $435 Million hereunder and the payment of accrued interest, if any, required by Section 2.2(b); provided, however, that ComEd shall not be required to give further Credits, and Exelon shall not be required to reimburse ComEd for any Credit given by ComEd, after a Legislation Event. Notwithstanding the foregoing, any Party may suspend performance of this Agreement and hold such performance in abeyance if the Legislation is stayed or enjoined by a court, in whole or in part, and if the Legislation is declared invalid, in whole or in part, this Agreement may be terminated by any Party upon written notice to the other Party and the Attorney General. The following provisions will survive the termination of this Agreement: Article 1, Sections 2.3 and 2.4, and Articles 3, 4 and 5.
ARTICLE 4
REPRESENTATIONS & WARRANTIES
     ComEd represents and warrants to Exelon and the Attorney General, and Exelon represents and warrants to ComEd and the Attorney General, as follows:
4.1 ORGANIZATION & ENFORCEABILITY
     It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and has the corporate or limited liability company power and authority to own property and carry on its business as owned and carried on as of the date hereof. This Agreement has been duly authorized by all necessary corporate or limited liability company

ComEd Funding Agreement

action, and no other Proceeding or action on its part is required to authorize this Agreement. Assuming due authorization, execution and delivery by the other Party, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
4.2 NO CONFLICT
     Its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time) conflict with, violate, or result in a breach of or default under:
          (a) any of the terms, conditions, or provisions of its Governing Documents, or any resolution adopted by its equity holders or governing bodies; or
          (b) any of the terms, conditions, or provisions of any contract, Law or Order, to which it is a party or applicable to it.
ARTICLE 5
MISCELLANEOUS
5.1 EXPENSES
     Except as otherwise expressly provided herein, each Party and the Attorney General will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of its representatives and advisors.
5.2 RELATIONSHIP OF PARTIES
     The Parties and the Attorney General are independent parties. This Agreement does not constitute, create, give effect to or make any Party or the Attorney General an agent, employer, employee, franchisor, franchisee, joint venturer, co-owner, partner, agent or legal representative of any other Party, and no Party will represent otherwise to a third party. Except as set forth herein, this Agreement does not give any Party the authority to assume or create any obligation whatsoever, express or implied, on behalf of or in the name of any other Party, or bind any other Party in any manner whatsoever. No Party will represent itself as having any authority to bind any other Party or the Attorney General on its behalf. No Party’s employees or subcontractors will be deemed to be employees or subcontractors of any other Party by virtue of this Agreement.
5.3 NOTICES
     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

ComEd Funding Agreement

If to ComEd, to:
Commonwealth Edison Company
Attention: Robert. K. McDonald
Address: 440 South LaSalle Street
Chicago, Illinois 60605
Facsimile No.: 312-394-2867
E-mail Address: robert.mcdonald@exeloncorp.com
with a copy (which will not constitute notice) to:
Darryl Bradford
Commonwealth Edison Company
440 South LaSalle Street
Chicago, Illinois 60605
Facsimile No.: 312-394-5433
E-mail Address: darryl.bradford@exeloncorp.com
If to Exelon, to:
Exelon Generation Company, LLC
Attention: Joseph Dominguez
Address: 300 Exelon Way
Kennett Square, Pennsylvania 19348
Facsimile No.: 610-765-5024
E-mail Address: joseph.dominguez@exeloncorp.com
with a copy (which will not constitute notice) to:
Exelon Business Services Company
Attention: Bruce G. Wilson
Address: 10 South Dearborn Street
Chicago, Illinois 60603
Facsimile No.: 312-394-4462
E-mail Address: bruce.g.wilson@exeloncorp.com
If to the Attorney General, to:
Office of the Illinois Attorney General
Attention: Susan Hedman
Address: 100 West Randolph, 11th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-3212
E-mail Address: shedman@atg.state.il.us

ComEd Funding Agreement

with a copy (which will not constitute notice) to:
Office of the Illinois Attorney General
Attention: Benjamin Weinberg
Address: 100 West Randolph, 12th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-5024
E-mail Address: bweinberg@atg.state.il.us
5.4 FURTHER ACTIONS
     Upon the request of any Party, the other Party will (a) furnish to the requesting Party any additional information, (b) execute and deliver, at its own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement.
5.5 ENTIRE AGREEMENT & MODIFICATION
     This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the Party against whose interest the modification will operate. No amendment, supplement or other modification of this Agreement shall be effective unless approved by the Attorney General, on behalf of the People of the State of Illinois.
5.6 TIME OF ESSENCE
     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
5.7 DRAFTING & REPRESENTATION
     The Parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any Party because that Party or its legal representative drafted the provision.
5.8 SEVERABILITY
          (a) If a court of competent jurisdiction holds any provision of this Agreement, other than Section 2.1 or 2.2 or Article 3, invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any such provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (b) If a court of competent jurisdiction holds Section 2.1 or 2.2 or Article 3 of this Agreement invalid or unenforceable, this entire Agreement shall thereby immediately be deemed void. In such event the Parties and the Attorney General will promptly convene and diligently negotiate in an effort to arrive at a replacement agreement that achieves the same economic effect of this Agreement (taking into account the obligations already liquidated by each Party prior to the date of invalidity or

ComEd Funding Agreement

unenforceability) while curing the provision or provisions of this Agreement that was or were the basis for the court’s determination of invalidity or unenforceability.
5.9 ASSIGNMENT AND SUCCESSORS
     No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld; provided, however, that a Party may assign its rights or delegate its obligations under this Agreement, without obtaining consent of any other Party, to any Person with which such Party merges or which acquires substantially all of the business and assets of such Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of each Party’s permitted assigns.
5.10 WAIVER
     The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party or the Attorney General in exercising any right, power or privilege hereunder or any of the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other Party and the Attorney General, (b) no waiver that may be given will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party or the Attorney General giving such notice or demand to take further action without notice or demand as provided herein or the documents referred to herein.
5.11 GOVERNING LAW, JURISDICTION & SERVICE OF PROCESS
     The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal law of the State of Illinois, without giving effect to principles of conflicts of law thereof and all Parties, including their successors and assigns, and the Attorney General consent to the jurisdiction of the state and federal courts of the State of Illinois. The Parties’ and the Attorney General’s intention is that this Agreement will be regarded as made under the laws of the State of Illinois and that the laws of the State of Illinois will be applied in interpreting its provisions in all cases where legal interpretation will be required. Each of the Parties hereby irrevocably and unconditionally agrees (a) to be subject to the exclusive jurisdiction of the courts of the State of Illinois and of the federal courts sitting in the State of Illinois, and (b) to the fullest extent permitted by applicable law, service of process may be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made in accordance with the requirements for notice pursuant to Section 5.3 shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Illinois.
5.12 WAIVER OF JURY TRIAL
     THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS

ComEd Funding Agreement

WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BY TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
5.13 THIRD PARTY ENFORCEMENT RIGHTS
     The Attorney General, on behalf of the People of the State of Illinois shall be entitled to take legal action in any court of competent jurisdiction to enforce the provisions of this Agreement for the benefit of customers of ComEd who are entitled to Credits in accordance with the Programs. The Parties waive any claim that the Attorney General lacks authority to enforce the provisions of this Agreement for the benefit of customers of ComEd who are entitled to Credits in accordance with the Programs. Except as otherwise provided in this Section 5.13, nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties and the Attorney General, on behalf of the People of the State of Illinois, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under Section 5.9.
5.14 COUNTERPARTS
     This Agreement may be executed in multiple counterparts, all of which shall, collectively, constitute one agreement.
[Signature page follows]

ComEd Funding Agreement

     The Parties and the Attorney General have executed and delivered this Agreement as of the date first indicated above.

Commonwealth Edison Company
By:	/s/ Frank M. Clark
Frank M. Clark
Chairman and Chief Executive Officer

Exelon Generation Company, LLC
By:	/s/ Joseph Dominguez
Joseph Dominguez
Senior Vice President

/s/ Lisa Madigan
Lisa Madigan
Attorney General of the State of Illinois

ComEd Funding Agreement

EXHIBIT A
PROGRAMS
Attached.

Exhibit A
ComEd Customer Assistance and Relief Programs
     These programs will provide rate relief for all residential customers to ease the transition from almost a decade of frozen and reduced rates, while providing additional relief for customers who need it most, including working families and seniors. Funds will also be available for small non-residential customers who have special hardships.
     In particular, the programs are expected to reduce the average increase for residential customers by 45%. In other words, the average increase for residential customers was 24.5%, which is expected to be brought down to 13.5% under the programs in 2007. ComEd’s obligation is to apply credits in the total amount shown and to expend funds provided on programs and cannot guarantee for any individual customer a particular rate reduction.
     Customers eligible for the targeted programs may see credits on their bills immediately.
     The rate reduction credits for all customers will begin on bills issued in September. The first credit will be a lump sum for the first part of 2007 and, for most customers, is likely to be the largest of the credits.
     Because credits are usage-based, customers with higher usage will receive correspondingly higher credits.
     Customers will be notified of the credits through a bill message in September 2007 that says: “Your bill contains a credit as a result of an agreement reached with the Illinois General Assembly, the Attorney General of Illinois, ComEd, Ameren and Illinois Electric Generators.” In addition, in each month that a credit appears, it will be designated: “General Assembly rate relief credit”.
Program Summary

	2007	2008	2009	2010	Total
Credits for all Residential Customers	$250 million	$125.5 million ($89.5 million in 1st half, $36 million in 2nd half )	$36 million (all in 1st half)		$411.5 million
Approximate Resulting Average Rate Increase Over Prior Year*	13.5%	3% in 1st half 5% in 2nd half	0% in 1st half 3% in 2nd half
Targeted Programs**	$33 million	$18 million	$15.5 million	$10 million	$76.5 million
Total	$283 million	$143.5 million	$51.5 million	$10 million	$488 million

*	Assumptions:

•	Rate increases shown assume no changes in commodity prices or delivery service rates through 2010 and are only intended to show increases necessary to return to today’s rates as the credits phase out

•	Reductions refer to decreases in ComEd’s rates and not total bills (excludes impacts due to changes in usage, excludes bill impacts related to pass through taxes and fees, i.e. franchise taxes)

**	Included in Targeted Programs is $750,000 in 2008 and 2009 for demand response program(s) for commercial office buildings in Chicago to be designed and implemented by BOMA /Chicago.

Credit Implementation
•	The initial credit will be a lump sum for usage from January 2 through mid-year

•	Credits will be given to all customers of record at the time the bills are issued

•	Thereafter, a ¢/kwh credit will be applied on each month’s bill

•	Because no one can accurately predict how much electric usage there will be in any particular period, the program will include a “true up” to ensure that total credits meet the amount available for the program

•	Based on typical usage, here are estimates of how much residential customers in various classes will receive in credits:

Customer class	Single Family Non-electric Space Heating
Approximate number of customers in class	2,233,000
Average usage per month*	800 kWh
Anticipated 2007 credit in ¢/kWh	0.865¢/kWh
Anticipated average lump sum credit per month	$6.92
Total lump sum credits to class	$188,000,000

Customer class	Single Family Electric Space Heating
Approximate number of customers in class	35,000
Average usage per month*	1,925 kWh
Anticipated 2007 credit in ¢/kWh	0.680¢/kWh
Anticipated average lump sum credit per month	$13.08
Total lump sum credits to class	$6,000,000

Customer class	Multi Family Non-electric Space Heating
Approximate number of customers in class	990,000
Average usage per month*	370 kWh
Anticipated 2007 credit in ¢/kWh	1.040¢/kWh
Anticipated average lump sum credit per month	$3.83
Total lump sum credits to class	$46,000,000

Customer class	Multi Family Electric Space Heating
Approximate number of customers in class	156,000
Average usage per month*	975 kWh
Anticipated 2007 credit in ¢/kWh	0.513¢/kWh
Anticipated average lump sum credit per month	$5.00
Total lump sum credits to class	$10,000,000

*	Usage fluctuates dramatically from customer-to-customer and from month-to-month based on weather and many other factors.

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Targeted Programs
This is a summary of 2007 programs. Programs for 2008 and beyond have yet to be determined.
Electric Space Heat
—Automatic bill credits to bring the average increase down to an increase similar to other residential customers
—186,000 credits applied
—Total program estimated at $8 million for 2007; $7.2 million credited YTD
Summer Assistance Program
—One time bill credits for working families and low-income customers, including low-income seniors
—187,000 credits applied
—Total program estimated at $10.3 million for 2007; $5.6 million credited YTD
Residential Rate Relief
—One time bill credits for working families and low-income customers, including low-income seniors, with higher than average rate increases (over 30%)
—35,000 credits applied
—Total program estimated at $5.5 million for 2007; $2.7 million credited YTD
Residential Special Hardship Fund
—Variable grants of up to $1,000 to address special circumstances and hardships
—1406 credits applied
—Total program estimated at $5 million for 2007; $589,000 credited YTD
Non-residential Special Hardship Fund
—Variable grants of up to $5,000 to address special circumstances and hardships
—32 credits applied
—Total program estimated at $1.5 million for 2007; $43,000 credited YTD
Targeted Common Area Program
—One time bill credits for building owners and condominium associations recently reclassified to cap increases seen in 2007 to 24% over 2006 ComEd rates
—1054 customers are receiving individually calculated credits applied to their bill
—In addition, certain other building owners and condominium associations will receive a one-time credit to mitigate the impacts of the increase
—All annual customers have switched to an alternate supplier (RES)
—Total program estimated at $4.5 million for 2007; $4.4 million credited YTD
Weatherization Assistance
—Expanded program for all-electric, LIHEAP approved customers
—Goal to reach 2000 households
—Launching end of July 2007
—Total program estimated at $3.9 million for 2007
ComEd CARE
—Expansion of the ComEd Care, which includes environmental, energy efficiency, assistance and education programs
—Total program estimated at $5 million for 2007
Funds may be transferred between programs to account for actual expenditures and costs of the programs.

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